SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2006

                                Youbet.com, Inc.

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             (Exact name of registrant as specified in its charter)


    Delaware                   0-26015                      95-4627253

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(State or other            (Commission File           (I.R.S. Employer
jurisdiction of              Number                    Identification No.)
incorporation)


                   5901 De Soto Avenue,                 91367
                Woodland Hills, California
              --------------------------------       ------------
          (Address of principal executive offices)     (Zip Code)


                                 (818) 668-2100

                             -----------------------

              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported, on February 10, 2006, Youbet.com, Inc., through its wholly-owned subsidiary, UT Gaming, Inc., acquired from UT Group LLC all of the issued and outstanding common stock of United Tote Company. Upon the closing of Youbet's acquisition of United Tote, United Tote became an indirect, wholly-owned subsidiary of Youbet. United Tote is a party to a credit agreement with Manufacturers and Traders Trust Company ("M&T Bank") consisting of a revolving credit facility, an equipment line of credit and a mortgage term loan.

Pursuant to the terms of the M&T Bank credit agreement, Youbet's acquisition of United Tote constituted a change of control under the credit agreement. Also as previously reported, in connection with Youbet's acquisition of United Tote, M&T Bank and Youbet entered into a forbearance letter agreement pursuant to which M&T Bank agreed not to accelerate the payment of any outstanding amounts due under the United Tote credit agreement until April 30, 2006. On April 19, 2006, Youbet and M&T Bank entered into a letter agreement extending the forbearance period until June 30, 2006.

On May 23, 2006, Youbet received a letter from M&T Bank stating, among other things, that it was not prepared to restructure United Tote's obligations under the credit agreement, and it expects payment of all amounts due under the credit agreement and United Tote's swap agreement (if any), including interest and fees, at the expiration of the forbearance period. As of May 23, 2006, Youbet owed approximately $14.1 million under the credit agreement, which amount could be offset by any amounts M&T Bank might owe United Tote upon termination of United Tote's swap agreement, depending on market conditions.

Youbet is considering entering into negotiations with M&T Bank for a further extension of the forbearance period, but we cannot be certain if these negotiations will take place or whether any such negotiations will be successful, and we are evaluating all of our options with respect to M&T Bank. Youbet continues to review all available options to refinance the United Tote credit agreement. The terms and timing of any refinancing will be subject to market conditions and other factors that Youbet may not be able to control.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            YOUBET.COM, INC.





Date:  May 30, 2006                         By:/s/ Gary W. Sproule
                                               ----------------------------
                                               Gary W. Sproule
                                               Chief Financial Officer